EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
XRG, Inc.
Tampa, Florida

                  We hereby consent to the incorporation by reference in the foregoing Post Effective Amendment to the Registration Statement of XRG, Inc. on Form S-8 of our report dated June 7, 2003, which appears in XRG, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, filed with the Securities and Exchange Commission on July 14, 2003.


                                        /s/  Pender Newkirk & Company
                                        -----------------------------------
                                        Pender Newkirk & Company
                                        Certified Public Accountants
                                        Tampa, Florida
                                        February 27, 2004